UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

Lifevantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, CO 80111

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (720) 488-1711

Lifeline Therapeutics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2006, Stephen K. Onody tendered his resignation as the Chief Executive Officer of Lifevantage Corporation (f/k/a Lifeline Therapeutics, Inc.) (the “Company”), initially to be effective January 31, 2007. On December 14, 2006, the Company entered into a Confidential Severance Agreement and General Release of Claims with Mr. Onody, regarding the terms of his resignation as Chief Executive Officer of the Company and as a director on the Company’s Board of Directors (the “Severance Agreement”), with such resignation to be effective December 15, 2006.

Pursuant to the terms of the Severance Agreement, the Company will pay Mr. Onody’s accrued unpaid Base Salary (as defined in Mr. Onody’s Employment Agreement with the Company dated November 28, 2005) to the date of his resignation. The Company will continue to pay Mr. Onody his Base Salary through March 14, 2007 (the “Benefit Period”), in accordance with the Company’s current payroll practice. Pursuant to the Severance Agreement, Mr. Onody will be entitled to retain his vested stock options to purchase 333,333 shares of the Company’s common stock. The Company will also pay two months of Mr. Onody’s long term care insurance and medical and disability insurance premiums for the period from December 16, 2006 to February 13, 2007. In exchange for such compensation, Mr. Onody shall provide the Board of Directors and the Company with (i) consulting services for the Benefit Period, not to exceed 15 hours per week and (ii) a release of the Company and all its subsidiaries and related parties from any and all claims relating to his employment by the Company. Mr. Onody also agreed to certain non-disclosure covenants.

Mr. Onody’s resignation was not the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

John Van Heuvelen, the current Chairman of the Company’s Board of Directors, will serve as the interim Chief Executive Officer effective as of December 16, 2006.

On December 13, 2006, Javier W. Baz and H. Leigh Severance resigned from the Company’s Board of Directors. Neither Mr. Baz’s nor Mr. Severance’s resignation was the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2006

LIFEVANTAGE CORPORATION

By: _/s/ Gerald H. Houston _________
Gerald H. Houston
Chief Financial Officer